UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

November 21, 2011

ESPEY MFG & ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	001-04383 (Commission File Number)	14-1387171 (IRS Employer Identification No.)

233 Ballston Avenue Saratoga Springs, New York (Address of principal executive offices)	12866 (Zip Code)

Registrant’s telephone number, including area code: (518) 584-4100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders

Espey Mfg. & Electronics Corp. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on November 17, 2011.  At the Annual Meeting, the stockholders of the Company elected Paul Corr and Michael Wool to the Board of Directors as the Class C directors.  They will serve until their three-year term expires at the 2014 Annual Meeting or until their respective successors are duly elected and qualified.

Nominee	Votes For	Witholds	Broker Non-Votes
Paul Corr	1,206,034	581,677	511,347
Michael Wool	1,282,807	504,904	511,347

In addition, the following proposal was voted on and approved at the Annual Meeting:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to ratify the appointment of EFP Rotenberg LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012	2,184,012	2,781	41,832	70,433

ITEM 8.01  Other Events

On November 21, 2011, Espey Mfg. & Electronics Corp. issued a press release announcing that the Company's Board of Directors had declared a special cash dividend and a regular quarterly dividend. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit No.	Document
99.1	Press Release dated November 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2011	ESPEY MFG. & ELECTRONICS CORP.
	By:	/s/ David A. O'Neil
David A. O'Neil, Treasurer and Principal Financial Officer

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